UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐         Preliminary Proxy Statement

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☒         Definitive Proxy Statement

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☐         Soliciting Material under § 240.14a‑12

AYTU BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AYTU BIOPHARMA, INC.
7900 E. Union Avenue, Suite 920
Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2024

To the Stockholders of Aytu BioPharma, Inc.:

You are cordially invited to attend the 2024 annual meeting of stockholders of Aytu BioPharma, Inc. (the “Annual Meeting”) to be held in person on June 26, 2024, at 10:00 a.m. Mountain time at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 for the following purposes:

1.	To elect five directors named in the proxy statement to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending June 30, 2024;

3.	To hold an advisory vote on executive compensation; and

4.	To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this notice.

Our board of directors (the “Board” or the “Board of Directors”) has fixed the close of business on April 29, 2024, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal offices in Denver, Colorado for 10 days prior to the Annual Meeting.

To assure your representation at the Annual Meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy or change your vote for shares of our common stock you hold directly in your name through our transfer agent, Issuer Direct Corporation, by (i) signing another proxy card with a later date and delivering it to our Corporate Secretary at 7900 E. Union Avenue, Suite 920, Denver, Colorado 80237 before the date of the Annual Meeting, (ii) submitting revised votes over the Internet or by telephone by 11:59 p.m. Eastern time on June 25, 2024, or (iii) attending the Annual Meeting and voting your shares of our common stock in person at our Annual Meeting. If your shares of common stock are held in the name of a bank, broker, or other nominee holder of record, please follow the instructions on the voting instruction form furnished to you by such record holder.

Denver, Colorado
Dated: May 10, 2024
By Order of the Board of Directors
/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chairman and Chief Executive Officer

AYTU BIOPHARMA, INC.

7900 E. Union Avenue, Suite 920

Denver, Colorado 80237

PROXY STATEMENT

DATED MAY 10, 2024

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 26, 2024

This proxy statement has been prepared by the management of Aytu BioPharma, Inc. “We,” “our,” “Aytu,” and the “Company” each refers to Aytu BioPharma, Inc. and its wholly owned subsidiaries. The enclosed proxy is solicited by the Board of Directors of the Company for use at the 2024 annual meeting of stockholders of the Company (the “Annual Meeting”) and at any postponement or adjournment thereof.

In accordance with the rules of the United States Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and providing Internet access to our proxy materials, including the notice, this proxy statement, our annual report to stockholders, including financial statements, and a proxy card for the Annual Meeting, which will save printing costs and benefit the environment. These materials will first be available on the Internet on or about May 10, 2024. If you are a stockholder of record or a beneficial owner as of the record date of April 29, 2024, we will mail a Notice of Internet Availability on or about May 10, 2024. This proxy statement and the Notice of Internet Availability contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the Annual Meeting and vote your common stock if you held shares as of the close of business on April 29, 2024. As of April 29, 2024, there were 5,568,075 shares of common stock outstanding and entitled to vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least one-third (33.3%) of the outstanding shares of our capital stock entitled to vote at the Annual Meeting will constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. When a broker, bank or other nominee has discretion to vote on one or more proposals at the Annual Meeting but does not have discretion to vote on other matters at the Annual Meeting, the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the “non-discretionary” matters with respect to shares held for beneficial owners which did not provide voting instructions with respect to the “non-discretionary” matters. This situation is commonly referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but not for determining the number of shares voted FOR, AGAINST, or ABSTAIN with respect to any matters.

Assuming the presence of a quorum at the Annual Meeting:

1.

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

2.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

3.

The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal. However, the stockholder vote on this matter will not be binding on the Company or the Board of Directors, and will not be construed as overruling or determining any decision by the Board on executive compensation.

We strongly encourage you to vote your shares promptly. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING

Q:	Who may vote at the Annual Meeting?

A:

Our Board of Directors has set April 29, 2024, as the record date for the Annual Meeting. If you owned shares of our common stock at the close of business on April 29, 2024, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 29, 2024, there were 5,568,075 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, you have the right to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the Notice of Internet Availability.

Q:	What is the quorum requirement for the Annual Meeting?

A:

One-third (33.3%) of our outstanding shares of common stock entitled to vote as of the record date must be present at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

●	are present and entitled to vote in person at the Annual Meeting; or

●	properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting.

If you are present in person or by proxy at the Annual Meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The three proposals to be voted on at the Annual Meeting are as follows:

1.	To elect five directors named in the proxy statement to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2024; and

3.	To hold an advisory vote on executive compensation.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	How can you attend the Annual Meeting?

A:

We are hosting the Annual Meeting in person at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202. If you are a stockholder of record, you may vote your shares in person at the Annual Meeting. Stockholders may only participate in person and must pre-register. In order to attend the in person Annual Meeting, you will need to pre-register by 11:59 p.m. Eastern time on June 25, 2024. To pre-register for the Annual Meeting, please follow these instructions: If your shares are registered in your name with our transfer agent and you wish to attend the Annual Meeting, please go to www.proxyvote.com, enter the control number you received on your proxy card to access the voting page, then click “Attend the Meeting” link at the top of the page.

●

If you do not have your proxy card, you may pre-register to attend the Annual Meeting by emailing to us your proof of ownership of shares of our capital stock as of April 29, 2024. After pre-registering, and upon verification of your ownership, you will receive a confirmation email prior to the Annual Meeting with instructions for attending the Annual Meeting in person.

●

If your shares are not registered in your name with our transfer agent, but you are a beneficial owner and your shares are held by a broker, bank, financial institution or other nominee of record in “street name” as of April 29, 2024, you may pre-register to attend the Annual Meeting by emailing us and attaching evidence that you beneficially owned shares of our capital stock as of April 29, 2024, which evidence may consist of a copy of the voting instruction form provided by your broker, bank, financial institution or other nominee of record, an account statement, or a letter or legal proxy from such custodian. After pre-registering, and upon verification of your ownership, you will receive a confirmation email prior to the Annual Meeting with instructions for attending the Annual Meeting in person.

●

If you hold your capital stock in “street name,” you must obtain the appropriate documents from your broker, bank or other nominee holder of record, giving you the right to vote the shares at the Annual Meeting. For beneficial owners of shares of our capital stock held in “street name,” in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker, or other nominee, you will not be able to vote any shares held in “street name” in person at the Annual Meeting. Please note that even if you plan to attend the Annual Meeting, we recommend that you vote using the enclosed proxy card in advance, to ensure that your shares will be represented.

Q:	How do I vote my shares at the Annual Meeting?

A:	Via the Internet or by Telephone

If you hold shares of our common stock directly in your name as a stockholder of record, you may vote via the Internet or by telephone by following the instructions on the enclosed proxy card. In order to vote your shares via the Internet or by telephone, you will need the control number on your proxy card (which is unique to each stockholder to ensure all voting instructions are genuine and to prevent duplicate voting). Votes may be submitted via the Internet or by telephone, 24 hours a day, seven days a week, and must be received by 11:59 p.m. Eastern time on June 25, 2024.

If you hold shares of our common stock in “street name,” meaning through a broker, bank or other nominee holder of record, you may submit voting instructions via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank or other nominee holder of record. Please follow the voting instructions provided by your broker, bank or other nominee holder of record with these materials.

By Mail

If you hold shares of our common stock directly in your name as a stockholder of record, in order to vote by mail, you may submit a proxy card. You will need to complete, sign and date your proxy card and return it using the postage-paid return envelope provided. Broadridge Financial Solutions, Inc. must receive your proxy card by mail by 11:59 p.m. Eastern time on May 25, 2024.

If you hold shares of our common stock in “street name,” meaning through a broker, bank or other nominee holder of record, in order to provide voting instructions by mail you will need to complete, sign and date the voting instruction form provided by your broker, bank or other nominee holder of record with these materials and return it in the postage-paid return envelope provided. Your broker, bank or other nominee holder of record must receive your voting instruction form in sufficient time to vote your shares.

At the Annual Meeting

If you hold shares of our common stock directly in your name as a stockholder of record, you may vote your shares during the Annual Meeting. If you are a stockholder of record, you may vote your shares at the Annual Meeting. Stockholders may only participate in person and must pre-register. In order to attend the Annual Meeting, you will need to pre-register by 11:59 p.m. Eastern time on June 25, 2024. Stockholders of record also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person and having that proper proxy be presented to the judge of election with the applicable ballot at the Annual Meeting.

If you hold shares of our common stock in “street name,” meaning through a broker, bank or other nominee holder of record, you must obtain a written legal proxy from that institution and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record.

Please carefully consider the information contained in this proxy statement. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote via the Internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the Annual Meeting.

If you attend the Annual Meeting and vote in person, any votes that you previously submitted, whether via the Internet, by telephone or by mail, will be revoked and superseded by the vote that you cast at the Annual Meeting. Your attendance at the Annual Meeting alone will not revoke any proxy previously given.

Whether your proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted, and if you do not revoke it prior to or at the Annual Meeting, your shares will be voted at the Annual Meeting in the manner specified by you, except as otherwise set forth in this proxy statement.

Q:	Can I revoke my proxy or change my voting instructions for my common stock?

A:	Yes, you may revoke your proxy or change your vote at any time before the closing of the polls at the Annual Meeting.

If you are a stockholder of record at the record date for our Annual Meeting (the close of business on April 29, 2024), you can revoke your proxy or change your vote by:

●

filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 7900 E. Union Avenue, Suite 920, Denver, Colorado 80237 either before or at our Annual Meeting;

●

duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 7900 E. Union Avenue, Suite 920, Denver, Colorado 80237 either before or at our Annual Meeting and before the taking of the vote;

●	attending our Annual Meeting in person and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

●

if you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. Eastern time on June 25, 2024 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you hold your shares in “street name” through a broker, bank or other nominee holder of record, you must contact your broker, bank or other nominee holder of record to change your vote or obtain a written legal proxy to vote your shares if you wish to cast your vote at our Annual Meeting in person.

Q:	What happens if I sell my shares of common stock after the record date but before the Annual Meeting?

A:

The record date for the Annual Meeting (the close of business on April 29, 2024) is earlier than the date of the Annual Meeting. If you sell or otherwise transfer your shares of our stock after the record date but before the date of the Annual Meeting, you will, unless the transferee obtains a proxy from you, retain your right to vote at the Annual Meeting.

Q:	How can I access the proxy materials over the Internet?

A:	Your Notice of Internet Availability, proxy card or voting instruction card (as applicable) contains instructions on how to:

●	view our proxy materials online at https://materials.proxyvote.com; and

●	instruct us to send future proxy materials to you electronically by e-mail.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will publish the results in a Form 8‑K filed with the SEC within four business days of the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting our Board of Directors shall be determined solely and exclusively by resolution duly adopted from time to time by our Board. There are five directors presently serving on our Board, and the number of directors to be elected at this Annual Meeting is five. Our full Board has proposed the five nominees listed below (who are our current directors) for re-election to the Board to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Our Board has determined that, under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), all of our directors are independent, except for Joshua R. Disbrow. In addition to the specific bars to independence as set forth in the Nasdaq listing rules, we also consider whether a director or his affiliates have provided any services to, worked for, or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees are related by blood, marriage, or adoption to any other nominee or any of our executive officers, except that Joshua R. Disbrow and Jarrett T. Disbrow, our Chief Business Officer and President, Consumer Health, are brothers.

Name	Age	Director Since	Position(s) with Aytu
Joshua R. Disbrow	49	January 2016	Chairman and Chief Executive Officer
John A. Donofrio, Jr.	56	July 2016	Lead Independent Director
Carl C. Dockery	61	April 2016	Director
Abhinav “Abi” Jain	33	June 2023	Director
Vivian H. Liu	62	July 2022	Director

Joshua R. Disbrow

Mr. Disbrow has been employed by us since April 16, 2015, and a member of our Board of Directors since January 2016. Prior to the closing of the merger between Luoxis Diagnostics, Inc. (“Luoxis”) and Vyrix Pharmaceuticals, Inc. that formed Aytu, Mr. Disbrow was the Chief Executive Officer of Luoxis since January 2013. Mr. Disbrow jointly served as the Chief Operating Officer of Ampio Pharmaceuticals, Inc. (“Ampio”), a public biotechnology company, from December 2012 until April 2015. Prior to joining Ampio, he served as the Vice President of Commercial Operations at Arbor Pharmaceuticals, LLC (“Arbor”), a private specialty pharmaceutical company, from May 2007 through October 2012. He joined Arbor as the company’s second full-time employee and led the company’s commercial efforts from inception to the company’s acquisition in 2010 and growth to over $250 million in net sales in 2012. By the time Mr. Disbrow departed Arbor in late 2012, he had led the growth of the commercial organization that included a nationwide sales force, marketing, sales training, managed care, national accounts, distribution and other commercial functions. Mr. Disbrow has spent 27 years in the pharmaceutical, diagnostic, and medical device industries and has held positions of increasing responsibility in sales, sales management, marketing, commercial operations, commercial strategy, and corporate finance and business development. Prior to joining Arbor, Mr. Disbrow served in sales management with Cyberonics, Inc., a medical device company focused on neuromodulation therapies from June 2005 through April 2007. Prior to joining Cyberonics, he was the Director of Marketing at LipoScience Inc., an in vitro diagnostics company. Mr. Disbrow began his career in sales. Mr. Disbrow holds an M.B.A. from Wake Forest University School of Business and BS in Management from North Carolina State University. Mr. Disbrow’s experience in executive management and commercialization within the pharmaceutical industry, monetizing company opportunities, and corporate finance led to the conclusion that he should serve as a member of our Board of Directors.

John A. Donofrio, Jr.

Mr. Donofrio joined our Board of Directors in July 2016. He is a senior pharmaceutical executive with over 30 years of experience in the industry across a broad range of areas, including President, Chief Financial Officer, and Chief Operating Officer positions. Mr. Donofrio has significant finance experience in consolidated financial reporting, international accounting and internal controls, financial systems development and implementation, cost accounting, inventory management, supply chain, transfer pricing, budget and forecast planning, integration of mergers and acquisitions and business development. Since March 2022 Mr. Donofrio has served as Executive Vice President, Chief Operating Officer of Novan Inc., a publicly held specialty dermatology company, and as President of Novan Inc.’s wholly owned subsidiary EPI Health, a specialty pharmaceutical company commercializing products in the dermatology market. From March 2019 until its acquisition by Novan, Inc. in March 2022, Mr. Donofrio served as EPI Health’s President. Mr. Donofrio previously served as Chief Financial Officer and Head of Business Development at TrialCard from March of 2018 to March 2019. TrialCard is a technology-driven pharmaceutical services company providing patient access and support programs to the pharmaceutical and biotechnology industries. Prior to joining TrialCard, Mr. Donofrio was the Chief Financial Officer and Head of North American Business Development for Merz North America (“Merz”) from August 2013 to March 2018. Merz is a specialty healthcare company that develops and commercializes innovative treatment solutions in aesthetics, dermatology and neurosciences in the United States and Canada. At Merz, Mr. Donofrio was accountable for financial performance, cost management, business development and strategic business planning and analysis for the finance organization in North America. Prior to joining Merz, Mr. Donofrio served as Vice President, Stiefel Global Finance, U.S. Specialty Business and Puerto Rico for Stiefel, a GlaxoSmithKline plc company from July 2009 to July 2013. In that role, Mr. Donofrio was responsible for the financial strategy, management reporting, and overall control framework for the Global Dermatology Business Unit. Mr. Donofrio served as a director of Vyrix from February 2014 to April 2015. Mr. Donofrio holds a degree in Accounting from North Carolina State University. Mr. Donofrio’s broad executive leadership experience and financial expertise along with experience in the pharmaceutical industry led to the conclusion that he should serve as a member of our Board of Directors.

Carl C. Dockery

Mr. Dockery joined our Board of Directors in April 2016. Mr. Dockery is a financial executive with over 30 years of experience as an executive in the insurance and reinsurance industry and more recently since 2006 as the founder and president of a registered investment advisory firm, Alpha Advisors, LLC. Mr. Dockery’s career as an insurance executive began in 1988 as an officer and director of two related and closely held insurance companies, including serving as Secretary of Crossroads Insurance Co. Ltd. of Bermuda and as Vice President of Gulf Insurance Co. Ltd. of Grand Cayman. Familiar with the London reinsurance market, in the 1990s, Mr. Dockery worked at Lloyd’s and the London Underwriting Centre brokering various types of reinsurance placements. From September 2014 through September 2019, Mr. Dockery served as a director of CytoDyn Inc. (OTCQB: CYDY), a publicly traded biotechnology company focused on the development and potential commercialization of humanized monoclonal antibodies for the treatment and prevention of HIV and cancers. Mr. Dockery graduated from Southeastern University with a Bachelor of Arts in Humanities. Mr. Dockery’s financial expertise and experience, as well as his experience as a director of a publicly traded biopharmaceutical company led to the conclusion that he should serve as a member of our Board of Directors.

Abhinav “Abi” Jain

Mr. Jain joined our Board of Directors in June 2023. Since July 2019, Mr. Jain has served as an Analyst at Nantahala Capital Management, LLC (“Nantahala”) and is focused on investments in various sectors, including specialty and generic pharmaceuticals. From 2015 to 2017, Mr. Jain was an Associate at Angelo, Gordon & Co., an alternative asset manager. At Angelo, Gordon & Co., Mr. Jain focused on private equity and structured credit investments. He graduated from Massachusetts Institute of Technology in 2012 with an S.B. in Chemical-Biological Engineering and from The Wharton School of the University of Pennsylvania in 2019 with a M.B.A. with honors in Finance and Entrepreneurial Management. Mr. Jain’s financial expertise and experience led to the conclusion that he should serve as a member of our Board of Directors. Mr. Jain was appointed pursuant to a board designation right granted to Nantahala to appoint one director to our Board of Directors, pursuant to the Securities Purchase Agreement dated June 8, 2023, with Nantahala and other investors.

Vivian H. Liu

Ms. Liu joined our Board of Directors in July 2022. Ms. Liu currently serves as Head of Corporate Affairs for PREMIA Holdings (HK) Limited (“PREMIA”), a developer of clinical-genomic oncology databases and service provider to pharmaceutical companies seeking to operate clinical trials throughout Asia. Prior to joining PREMIA, Ms. Liu served in various roles, including as a member of Board of Directors and President, Chief Executive Officer and Chief Financial Officer for Innovus Pharmaceuticals, Inc. (“Innovus”), a publicly listed consumer healthcare company acquired by Aytu in February 2020. Prior to Innovus, she served as the President and Chief Executive Officer of FasTrack Pharmaceuticals, Inc. From 2017 to 2018, she served as the Chief Operating Officer and a member of the Board of Directors of Cesca Therapeutics, Inc. Previously, Ms. Liu served as Managing Director of OxOnc Services Company, an oncology development company, and prior to that, Ms. Liu co-founded and served as President, Chief Executive Officer, and board director of NexMed, Inc., a drug development company which was later renamed Apricus BioSciences. Prior to her appointment as President of NexMed, Inc., Ms. Liu served in several executive capacities, including as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Vice President of Corporate Affairs. Ms. Liu has an M.P.A. from the University of Southern California and a B.A. from the University of California, Berkeley. Ms. Liu’s experience in executive management within the pharmaceutical industry, as a director of a publicly traded biotech company and in corporate finance led to the conclusion that she should serve as a member of our Board of Directors.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR all five of the director nominees listed above.

Unless marked otherwise, proxies received will be voted “FOR” the approval of all five of the director nominees listed above.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton has served as our independent auditor since December 12, 2022, and has been appointed by our Audit Committee to continue as our independent auditor for the fiscal year ending June 30, 2024.

Plante & Moran, PLLC (“Plante Moran”) served as our independent auditor until December 2022.

The following table presents aggregate fees for professional services rendered by our principal independent registered public accounting firms, Grant Thornton for the fiscal year ended June 30, 2023, and Plante Moran for the fiscal year ended June 30, 2022, for the audit of our annual financial statements:

	Year Ended June 30,
	2023	2022
	(in thousands)
Audit fees	$940	$547
Audit related fees (1)	—	32
Tax fees	—	—
All other fees	—	—
Total fees	$940	$579

(1)

Audit-related fees for both fiscal 2023 and fiscal 2022 were comprised of fees related to registration statements, including S-1, S-3 and S-8 filings, our registered offerings, and at-the-market (“ATM”) offerings.

In addition to the amounts above, $0.1 million in professional services was rendered by Plante Moran as our principal independent auditor for the financial statements included in our Form 10–Q and 10-Q/A during the fiscal year ended June 30, 2023.

A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Dismissal of Independent Registered Public Accountants.

On December 12, 2022, the Audit Committee of the Board of Directors of the Company dismissed Plante Moran as the Company’s independent registered public accounting firm.

The reports of Plante Moran on the Company’s consolidated financial statements for the fiscal years ended June 30, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for Plante Moran’s report on the financial statements for the fiscal year ended June 30, 2022, which contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2022 and 2021, and through the date of Plante Moran’s dismissal, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Plante Moran would have caused Plante Moran to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weakness in the Company’s internal control over financial reporting previously reported in Part II, Item 9A “Controls and Procedures” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, as amended.

The Company concluded that it had a material weakness in its internal control over financial reporting related to the analysis for the accounting for the impairment of long-lived assets, including goodwill and other intangible assets. The Company performs an assessment to determine if an impairment of long-lived assets has occurred annually or when circumstances indicate an impairment may have occurred. This assessment was prepared by internal staffing and reviewed by the Chief Financial Officer. At the June 30, 2021 fiscal year end, it was determined that the Company improperly aggregated certain assets when performing this assessment. This resulted in an incorrect conclusion that no impairment had occurred. This deficiency did not result in a revision of any of the Company’s previously issued financial statements. However, if not addressed, the deficiency could have resulted in a material misstatement in the future. In response, the Company incorporated utilization of third-party providers to review its assumptions and computations in the Company’s impairment analysis for completeness and accuracy. The Company believes that its controls are now designed properly and operating effectively.

The material weakness was discussed with the Audit Committee. The Company has authorized Plante Moran to respond fully to inquiries of Grant Thornton, the Company’s successor accountant as described below, concerning the material weakness.

Engagement of New Independent Registered Public Accountants.

On December 12, 2022, the Audit Committee appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023.

During the fiscal years ended June 30, 2021 and 2022, and the subsequent interim period through December 12, 2022, neither the Company nor anyone on its behalf consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm, although it has no written policy on this matter. Prior to engagement of the independent registered public accounting firm for the following year’s audit, management will submit to the Audit Committee Chair or the full Audit Committee fees in excess of $25,000, for approval. Any fees approved by the Audit Committee Chair will be presented to the full Audit Committee at the following Audit Committee meeting. A description of services expected to be rendered during that year for each of following four categories of services:

Audit services include audit work performed in audit of the annual financial statements, review of quarterly financial statements, reading of annual, quarterly and current reports, as well as work that generally only the independent auditor can reasonably be expected to provide.

Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including the provisions of consents and comfort letters in connection with the filing of registration statements, due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

Other services are those associated with services not captured in the other categories. We generally do not request such services from our independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Vote Required

Ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on this proposal.

Recommendation

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Board of Directors is submitting a “say-on-pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and solely advisory in nature, the Board values the opinion of our stockholders and will review and consider the voting results.

Our executive officers are compensated based on performance, and in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and Company and stockholder interests. We believe our compensation program is strongly aligned with the long-term interests of the Company and our stockholders. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead our Company successfully in a competitive environment.

The compensation of the Named Executive Officers is described in the Executive Compensation section of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the stockholders of Aytu BioPharma, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table for fiscal 2024, and the other related tables and disclosures.”

As indicated above, the stockholder vote on this resolution will not be binding on our Company or the Board of Directors and will not be construed as overruling or determining any decision by us or by the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for our Company or the Board.

Vote Required

Although this advisory resolution is non-binding, the Board values input from stockholders on our executive compensation. The Board will review and consider the voting results for this proposal and take into account the outcome of the vote in making decisions regarding compensation of our Named Executive Officers.

Recommendation

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s 2024 executive compensation.

CORPORATE GOVERNANCE

Information about the Board of Directors

Board Composition

Our Board of Directors currently consists of five members. Directors elected at this Annual Meeting and each subsequent annual meeting of stockholders of the Company will be elected until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified.

Joshua R. Disbrow has served as our Chief Executive Officer since April 2015 and as the Chairman of the Board since July 2016. Our Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for us at that time. In December 2022, the Board appointed John A. Donofrio, Jr. as lead independent director. As lead independent director, Mr. Donofrio is responsible for calling separate meetings of the independent directors, determining the agenda and serving as chairperson of meetings of independent directors, reporting to the Chairman of the Board regarding feedback from executive sessions, serving as spokesperson for the Company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our Company and stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and, in the case of non-executive director, independence. In addition to these minimum requirements, our Board will evaluate whether the nominee’s skills are complementary to the existing directors’ skills and our Board’s need for operational, managerial, financial, international, industry-specific or other expertise.

The Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees. Not only has this informal approach to the promotion of diversity resulted in a group of director nominees that we believe to be individuals of substantial accomplishment with demonstrated leadership capabilities, but, as indicated in the charts below, it has also resulted in a group of director nominees possessing diversity of thought, perspective, experience, and backgrounds.

Board Experiences and Qualifications

	Disbrow	Donofrio	Dockery	Jain	Liu
Public Company Board	X		X		X
Public Company Executive	X	X			X
Pharmaceutical Industry	X	X	X	X	X
Clinical Experience					X
Financial Analysis/Accounting		X	X	X
Information Technology
Project Management		X
Environmental Sustainability
Commercial Operations	X	X
Sales & Marketing	X
Supply Chain/Logistics
Strategic Planning	X	X
Government Relations, Public Policy or Regulatory
Mergers & Acquisitions/Business Development	X	X		X	X
Talent Acquisition	X	X			X

Board Diversity Matrix as of May 10, 2024

Set forth below is information concerning the gender and demographic background of each of our current and proposed directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq's board diversity rule. The current and proposed Board complies with Nasdaq’s board diversity rule. As of May 10, 2024, the total number of directors for the Company was five.

	Male	Female
Part I: Gender Identity
Directors	4	1
Part II: Demographic Background
Asian	1	1
White	3	0

To see our Board Diversity Matrix as of April 7, 2023, please see the proxy statement filed with the SEC on April 7, 2023.

In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals and Communications with the Board” below and will receive the same consideration that other nominees receive. All nominees are evaluated by our Board to determine whether they meet the minimum qualifications and whether they will satisfy our Board’s needs for specific expertise at that time. As of May 10, 2024, no stockholder has nominated anyone for election as a director at this Annual Meeting.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and a Nominating and Governance Committee. Our Audit Committee consists of Mr. Donofrio (Chair), Mr. Dockery, Mr. Jain and Ms. Liu. Our Compensation Committee consists of Ms. Liu (Chair), Mr. Dockery, Mr. Donofrio and Mr. Jain. Our Nominating and Governance Committee consists of Mr. Dockery (Chair), Mr. Donofrio, Mr. Jain and Ms. Liu. Mr. Jain joined each of these committees upon his joining the Board on June 8, 2023 and as a result did not attend any committee meetings during the fiscal year ended June 30, 2023.

Each of the above-referenced committees operate pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://www.aytubio.com under the “Investors—Corporate Governance” section.

Audit Committee

Our Audit Committee consists of Mr. Donofrio (Chair), Mr. Dockery, Mr. Jain and Ms. Liu. The Audit Committee held nine meetings during the fiscal year ended June 30, 2023. Each of Mr. Donofrio, Mr. Dockery, Mr. Jain and Ms. Liu satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules and SEC Rule 10A‑3. Our Audit Committee is responsible for, among other things:

●	appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

●

reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

●	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

●

establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

●	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

●	determining compensation of the independent auditors and of advisors hired by the Audit Committee and ordinary administrative expenses;

●	reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

●	monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;

●	reviewing reports to management prepared by the internal audit function, as well as management’s response;

●	reviewing and assessing the adequacy of the formal written charter on an annual basis;

●	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

●	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Our Board has determined that Mr. Donofrio qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The designation does not impose on Mr. Donofrio any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee engages the independent registered public accounting firm, reviews with such firm the plans and results of any audits, reviews other professional services provided by such firm, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews with management its evaluation of the Company’s internal control structure.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for fiscal 2023 with management and Grant Thornton, the Company’s independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2023 were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Audit Committee has discussed with Grant Thornton the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter from such firm required by applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended June 30, 2023 for filing with the SEC.

Audit Committee

Mr. Donofrio (Chair)

Mr. Dockery

Mr. Jain

Ms. Liu

Compensation Committee

Our Compensation Committee consists of Ms. Liu (Chair), Mr. Dockery, Mr. Donofrio and Mr. Jain. The Compensation Committee held two meetings during the fiscal year ended June 30, 2023. Each of Ms. Liu, Mr. Dockery, Mr. Donofrio and Mr. Jain satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules. Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

●	reviewing and approving, on an annual basis, the corporate goals, and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

●	reviewing and making recommendations, on an annual basis, to the Board with respect to director compensation;

●

reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports;

●	reviewing and assessing, periodically, the adequacy of the formal written charter; and

●	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Pursuant to its written charter, our Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. In 2022, the Compensation Committee engaged Alvarez and Marshal Taxand, LLC (“A&M”), to perform an evaluation of the compensation of our principal executive officer and other executive and non-executive officers. Additionally, our Compensation Committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Mr. Dockery (Chair), Mr. Donofrio, Mr. Jain and Ms. Liu. The Nomination and Governance Committee held one meeting during the fiscal year ended June 30, 2023. Each of Mr. Dockery, Mr. Donofrio, Mr. Jain and Ms. Liu satisfies the independence requirements of Rule 5605(a)(2) of the Nasdaq listing rules. Our Nominating and Governance Committee is responsible for, among other things:

●	identifying and screening candidates for our Board, and recommending nominees for election as directors;

●	establishing procedures to exercise oversight of the evaluation of our Board and management;

●

reviewing the structure of our Board’s committees and recommending to our Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

●	developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

●	reviewing and assessing the adequacy of the formal written charter on an annual basis; and

●	generally advising our Board on corporate governance and related matters.

Risk Oversight

Our Board of Directors is responsible for our Company’s risk oversight. In fulfilling that role, our Board focuses on our general risk-management strategy and the most significant risks facing our Company and ensures that risk-mitigation strategies are implemented by management. Our Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our Board seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.

Family Relationships

Jarrett T. Disbrow, our Chief Business Officer and President, Consumer Health is the brother of Joshua R. Disbrow, our Chairman and Chief Executive Officer. There are no other family relationships among or between any of our current or former executive officers and directors.

Named Executive Officers

Our named executive officers (individually “NEO” and collectively “NEOs”) are as follows:

Name	Age	Position
Joshua R. Disbrow	49	Chairman and Chief Executive Officer
Mark K. Oki	55	Chief Financial Officer, Corporate Secretary, and Treasurer
Greg Pyszczymuka	45	Chief Commercial Officer

Joshua R. Disbrow, Chairman and Chief Executive Officer

Biographical information regarding Mr. Disbrow is set forth above.

Mark K. Oki, Chief Financial Officer, Corporate Secretary and Treasurer

Mr. Oki has served as our Chief Financial Officer since January 2022 and as our Corporate Secretary and Treasurer since May 2022. From October 2015 to January 2022, Mr. Oki served as Chief Financial Officer of Vivus LLC, formerly Vivus Inc. (“Vivus”), a commercial-stage pharmaceutical company. Vivus was a Nasdaq listed company up to December 2020. From April 2006 to October 2015, Mr. Oki held several positions at Alexza Pharmaceuticals, Inc., a publicly listed specialty pharmaceutical company, most recently as Senior Vice President, Finance and Chief Financial Officer. Before Alexza, Mr. Oki held roles of increasing responsibility at life science companies, Pharmacyclics, Inc. and Incyte Genomics, Inc. (now Incyte Corporation). Mr. Oki began his career in public accounting at Deloitte & Touche, LLP (now Deloitte). Mr. Oki received his degree in Business Administration – Accounting and graduated with honors from San Jose State University and is a Certified Public Accountant (inactive).

Greg Pyszczymuka, Chief Commercial Officer

Mr. Pyszczymuka has served as our Chief Commercial Officer since January 2022. Prior to joining the Company at the closing of the Company’s merger with Neos Therapeutics (“Neos”) in March 2021, Mr. Pyszczymuka served as Vice President, Commercial at Neos since June 2020. He previously served as Vice President, Commercial Strategy & Market Access at Neos from November 2018 to June 2020, and as Executive Director of Channel Strategy & Access Programs. Prior to joining Neos, Mr. Pyszczymuka had served in roles of increasing responsibility over a 15-year career including sales management, brand management, channel strategy, managed markets and new products planning. Mr. Pyszczymuka joined Neos most recently from Aqua Pharmaceuticals (an Almirall company), and previously was with Iroko Pharmaceuticals, Zogenix, and Endo Pharmaceuticals. He holds a B.S. from Rutgers University and an M.B.A. from Argosy University.

Involvement in Certain Legal Proceedings

Mr. Oki was the Chief Financial Officer of Vivus at the time a Chapter 11 petition was filed under the Federal bankruptcy laws in July 2020.

None of our other directors or executive officers have been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Code of Ethics

We have adopted a written code of ethics that applies to our officers, directors, and employees, including our principal executive officer (Mr. Disbrow), principal financial officer (Mr. Oki), and principal accounting officer (Mr. Oki). We intend to disclose any amendments to, or waivers from, our code of ethics that are required to be publicly disclosed pursuant to rules of the SEC by filing such amendment or waiver with the SEC. Our Code of Ethics and Business Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found on our website at https://www.aytubio.com under the “Investors—Corporate Governance” section.

Anti-Hedging Policy

Our Insider Trading Policy discourages employees, including executive officers, and their family members, from engaging in hedging activities or holding our securities in margin accounts, as well as pledging of our securities as collateral for loans.

Information Regarding Meetings of the Board

The business of our Company is under the general oversight of our Board of Directors as provided by the Delaware General Corporation Law and our bylaws. During the fiscal year ended June 30, 2023, our Board held 17 meetings and also conducted business by written consent. Each person who was a director during the duration of fiscal 2023 attended at least 75% of the Board and committee meetings on which that person served.

We have not adopted a policy with regard to the Board of Directors’ attendance at the Annual Meeting. All of our directors, with the exception of Mr. Jain, who was not a director at the time, attended our last annual meeting of stockholders of the Company.

Director Independence

Four of our five directors are independent under the Nasdaq listing rules. Mr. Disbrow is not independent due to his position as Chief Executive Officer of Aytu.

Stockholder Proposals and Communications with the Board

Our bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any Annual Meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting of stockholders of the Company. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting of stockholders of the Company, or if no annual meeting of stockholders of the Company was held in the prior year, then the stockholder notice must be no less than the later of (i) 90 days prior to the date of the Annual Meeting or (ii) the 10th day following the date on which the date of the Annual Meeting is first publicly announced or disclosed by us.

Pursuant to the bylaws, a stockholder’s notice must set forth among other things: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; and (ii) as to any other business that the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

There have been no changes to these nominating procedures since the adoption of the bylaws.

Under Rule 14a-8 of the Exchange Act, in order for a stockholder proposal to be included in our proxy solicitation materials for our Annual Meeting, it must be delivered to our Corporate Secretary at our principal executive offices no later than 120 days prior to the first anniversary of the prior year’s Annual Meeting. Provided, however, that if the date of the Annual Meeting is more than 30 days before or after the first anniversary of the prior year’s Annual Meeting, notice by the stockholder must be delivered within a reasonable time before we begin to print and send our proxy materials. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act.

Stockholders who intend to solicit proxies for the Annual Meeting in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-9 promulgated under the Exchange Act and our bylaws no later than 60 days prior to first anniversary of the prior year’s annual meeting of stockholders of the Company. However, if the date of the Annual Meeting is changed by more than 30 days before or after the first anniversary of the prior year’s annual meeting of the stockholders of the Company, or if no annual meeting of the stockholders of the Company was held in the prior year, notice by the stockholder, to be timely, must be delivered by the later of (i) 60 days prior to the date of the Annual Meeting or (ii) the 10th day following the date on which the date of the Annual Meeting is first publicly announced or disclosed by us.

Stockholders who wish to communicate with our Board of Directors or with specified individual directors may do so directly by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
Aytu BioPharma, Inc.
7900 E. Union Avenue, Suite 920
Denver, Colorado 80237

We will forward all communications from stockholders to our full Board of Directors, to non-management directors or to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

DIRECTOR COMPENSATION

Our current compensation package for non-employee directors, effective July 1, 2020, consists of: (i) an annual cash retainer of $70,000 for the non-executive Board chair; (ii) $40,000 for each other director; (iii) $20,000 for each Audit Committee and Compensation Committee chair; (iv) $10,000 for Nominating and Governance Committee chair; (v) $10,000 for each other committee member of the Audit and Compensation Committees; (vi) $5,000 for each other committee member of the Nominating and Governance Committee; (vii) a grant of 6,500 restricted shares of stock or restricted stock units upon appointment to the Board; and (viii) an annual stock option grant of 1,500 shares thereafter. In fiscal 2023, the Board members did not receive the annual stock option grant.

The following table provides information regarding all compensation paid to non-employee directors of Aytu during the fiscal year ended June 30, 2023:

	Fees Earned	Stock
Name	or Paid in Cash	Awards		Total
John A. Donofrio, Jr. (1)(2)	$90,000	$—		$90,000
Carl C. Dockery (1)(2)	$70,000	$—		$70,000
Abhinav “Abi” Jian (1)(2)	$3,306	$—		$3,306
Vivian H. Liu (1)(2)	$63,750	$25,870	(3)	$89,620

(1)

As of June 30, 2023, the number of restricted shares held by each non-employee director was as follows: (i) 762 restricted shares for Mr. Donofrio and (ii) 3,893 restricted shares for Mr. Dockery, both adjusted for the recission of shares from the Aponowicz and Paguia settlement (for more information, see Stipulation of Compromise and Settlement in Note 15 to the Consolidated Financial Statements included in Aytu’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023). Ms. Liu held 6,825 restricted shares.

(2)	As of June 30, 2023, the number of stock options held by each non-employee director was as follows: (i) 200 shares for Mr. Donofrio and (ii) 200 shares for Mr. Dockery.
(3)	Represents the fair value of the initial grant of 6,500 restricted shares related to Ms. Liu joining the Board on July 1, 2022.

EXECUTIVE COMPENSATION

In accordance with Item 402 of Regulation S-K promulgated by the SEC, we are required to disclose certain information regarding the makeup of and compensation of our Company’s NEOs. In establishing executive compensation, our Board of Directors is guided by the following goals:

●	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the executive officers for work required for a company of our size and scope;

●	compensation should align the executive officers’ interests with the long-term interests of stockholders; and

●	compensation should assist with attracting and retaining qualified executive officers.

Executive Compensation Program Objectives

Executive Compensation Programs

Our Compensation Committee relies on experience with other companies in our industry and third-party industry compensation surveys, including those compiled and periodically provided to the Compensation Committee by A&M, executive compensation data as reported in peer companies’ proxy statements, and internally generated comparisons of the various elements of total compensation to peer group companies (the “Peer Group”) to determine base salary, performance-based cash bonuses and performance-based equity awards and the portion of total compensation each element should comprise. Given our NEOs’ level of responsibility in the Company and impact on the performance of the Company, we believe that a larger portion of our NEOs’ compensation should be based on performance than that of our lower-level employees. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

Our Peer Group

For determining compensation levels, our Compensation Committee, after consulting with A&M, chose a group of 17 companies to include in the Peer Group based on their similarity to us in terms of industry focus, stage of development, market capitalization size, revenues, financial position, entity size, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which we compete. The market data for the Peer Group was drawn from publicly available documents. For 2022, the Peer Group, which was determined by the Compensation Committee after consulting with A&M, consisted of the following companies:

Agile Therapeutics, Inc.	OptiNose, Inc.
Antares Pharma, Inc.	TherapeuticsMD, Inc.
Aquestive Therapeutics, Inc.	Osmotica Pharmaceuticals plc
Avadel Pharmaceuticals plc	Assertio Holdings, Inc.
BioDelivery Sciences International, Inc.	VYNE Therapeutics, Inc.
Collegium Pharmaceuticals, Inc.	Iterum Therapeutics plc
Evofem Biosciences, Inc.	Oyster Point Pharma, Inc. (now RVL Pharmaceuticals plc)
Flexion Therapeutics, Inc.	ADMA Biologics
KemPharm, Inc.

The data on the compensation practices of the Peer Group is gathered by our searches of publicly available information. Due to the variations between companies reporting the individual and roles for which compensation is disclosed, directly comparable information is not available from each peer company with respect to each of our NEOs. In considering the Peer Group compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scope of work, even though they may hold similar titles or positions. Moreover, it is not always possible to determine the respective qualitative factors that may influence compensation from the publicly reported compensation data, such as scope of each NEO’s responsibilities, their performance during the period under consideration or their perceived importance to their companies’ business, strategy and objectives. Accordingly, the Compensation Committee looked to information about the Peer Group as one of a number of considerations in establishing executive compensation levels (as described in more detail below). In determining compensation for our NEOs, the Compensation Committee reviewed both Peer Group information and the collective experience of the members of our Compensation Committee and executive management to establish our compensation practices.

Executive Compensation Components

We have structured each element of our executive compensation package as follows:

Base Salary

We determine our NEOs’ salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our Peer Group and industry. Specifically, we utilize information obtained from our comparison of Peer Group compensation data (the “Comparison Data”). Our Compensation Committee reviews the salaries of our NEOs annually, and our Compensation Committee grants increases in salaries based on a review of the Comparison Data and of individual performance during the prior calendar year provided that any increases are within the guidelines provided by A&M and determined by the Compensation Committee for each position. Guidelines are adjusted and modified on an annual basis based on information obtained from our review of the Comparison Data, as well as from our Compensation Committee’s and management’s experience and general employment market conditions for our industry and geographic area. Increases in base salary are based on individual performance as merit increases and on the Comparison Data as market increases; such increases are not automatic or guaranteed. Salary adjustments for our NEOs are discussed below in Employment Agreements below.

Cash Bonus Plans

We award cash bonuses under the “Annual Bonus Plan” to our eligible NEOs based on our overall corporate performance, achievement of general corporate performance objectives established by our Board of Directors, and individual performance. The cash bonuses are based on an end-of-year assessment by our Compensation Committee. The corporate performance and the achievement of corporate objectives determine the percentage of the eligible cash bonus to be paid to each eligible NEO. Each eligible NEO’s individual performance is reviewed to determine how such NEO’s performance contributed to our overall corporate performance and achievement of corporate performance objectives. The Compensation Committee uses this information to determine the NEO’s cash bonus award, such that the percentage of the eligible bonus to be paid to a NEO may be increased, decreased or eliminated based on the individual performance review. Cash bonuses under the Annual Bonus Plan are awarded on a discretionary basis, and the Compensation Committee may modify, eliminate or adjust corporate objectives at any time, thereby ensuring that employees are compensated for performance.

For fiscal 2023, our corporate performance objectives were as follows:

●	achieving certain Rx Segment and Consumer Health Segment commercialization and financial goals;

●	achieving certain financial liquidity goals;

●	achieving certain cost improvement goals;

●	achieving certain pipeline development goals;

●	achieving certain integration efficiency goals; and

●	achieving certain compliance excellence and certain human resources goals.

In the Compensation Committee’s opinion, the Company succeeded in meeting the following corporate objective: achieving certain strategic goals to increase enterprise and stockholder value. In viewing the overall achievement of the goals, the Compensation Committee determined that bonuses under the Annual Bonus Plan equaling 72% of the eligible cash bonus potential would be paid out under the Annual Bonus Plan.

In response to the results of the “Say-on-Pay” vote at the 2023 annual meeting of stockholders of the Company and the stockholders’ return on investment during fiscal 2023, the Compensation Committee reduced Mr. Disbrow’s bonus payout percentage to 33% of his target bonus and Mr. Oki’s payout percentage to 50% of his target bonus. Based on the Company’s commercial performance of the Rx Segment, Mr. Pyszczymuka received 100% of his target bonus.

Equity Compensation

We award equity compensation to our NEOs based on the performance of the NEO and guidelines provided by A&M related to each NEO’s position in the Company. In addition, we rely on the assistance and recommendations of A&M with regards to peer practices and pay levels, as well as other relevant information regarding companies in our industry. We utilize the Comparison Data to modify and adjust our equity award guidelines. We typically base awards to newly hired employees on these guidelines, and we base awards to continuing employees on these guidelines along with an employee’s performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee’s current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee’s awards based on the factors described above and competitive market factors in our industry.

Our equity awards typically vest over a three-year period subject to the continued service of the employee to the Company. One third (1/3) of the shares typically vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period. We believe these vesting arrangements encourage our employees to continue service to the Company for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

In August 2023, the Compensation Committee initiated an annual equity award program for certain employees, including the NEOs. The Compensation Committee, following guidelines recommended by A&M, awarded stock options to acquire 35,000 shares of common stock to Mr. Disbrow; 13,000 shares of common stock to Mr. Oki; and 7,000 shares of common stock to Mr. Pyszczymuka. These awarded stock options, subject to the continued service of the employee to the Company, will vest over a three-year period with one third (1/3) of the shares vesting on the first anniversary of the option award and the remaining shares vesting monthly in equal amounts over the remainder of the vesting period.

Retirement Savings Plan

We maintain a 401(k) retirement savings plan for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. We match 100% of the first 3% contributed by employees and match 50% on the next 2% contributed by the employees. In calendar year 2023, the employer-match contribution limit was $13,200 per employee.

Perquisites and Other Benefits

We annually review the perquisites that our NEOs receive. We offer short-term and long-term disability insurance plans to all of our employees, including all of our NEOs.

Compensation Process

The Compensation Committee reviews and approves the salaries and incentive compensation of our NEOs, executive and non-executive officers and non-employee directors and reviews and approves all new hire equity option awards to employees. In addition, the Compensation Committee approves equity awards for all employees as part of our annual performance review process. The agendas for meetings of the Compensation Committee are prepared by the Compensation Committee Chairman in consultation with management. Our Chief Executive Officer and Chief Financial Officer typically attend the meetings of the Compensation Committee, but the Chief Executive Officer and the Chief Financial Officer do not participate in deliberations relating to their own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer, the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. Additionally, the Compensation Committee considers Comparison Data and information provided by A&M. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and Chief Financial Officer annually, in addition to all other executive and non-executive officers.

Our Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”),  disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated NEOs (other than its chief financial officer only for fiscal years prior to 2017). Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1.0 million in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. Our Compensation Committee will continue to monitor these awards and endeavor to ensure that they are deductible if and when paid. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Clawback Policy

Effective December 1, 2023, the Company adopted a clawback policy (the “Clawback Policy”) to enable the Company to recover erroneously awarded compensation from covered executive officers in the event that the Company is required to prepare an accounting restatement, as defined within the policy. The Clawback Policy is designed to comply with, and shall be interpreted to be consistent with, Section 954 of the Dodd-Frank Act, as codified in Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed. The Compensation Committee recognizes that maintaining a clawback policy represents an important protection for stockholders and is an important component of strong corporate governance.

The Clawback Policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received on or after October 2, 2023, by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy for mandatory accounting restatement clawbacks. The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (i) the Company has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Clawback Policy would exceed the amount to be recovered; (ii) the recovery of amounts would violate applicable home country law; or (iii) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Summary Compensation Table

The following table sets forth all cash compensation earned, as well as certain other compensation paid or accrued for the years ended June 30, 2023 and 2022, to each of the following NEOs:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation	Total
Joshua R. Disbrow	2023	$590,000	$118,000	$—	$—	$—	$708,000
Chairman and Chief Executive Officer since December 2012	2022	$590,000	$—	$—	$—	$—	$590,000

Mark K. Oki	2023	$415,000	$83,000	$—	$—	$24,840	$522,840
Chief Financial Officer, Corporate Secretary and Treasurer since January 2022	2022	$183,558	$50,000	$135,000	$—	$—	$368,558

Greg Pyszczymuka (2)	2023	$375,000	$150,000	$—	$15,046	$—	$540,046
Chief Commercial Officer since January 2022

(1)	Stock awards and option awards are reported at fair value at the date of grant.
(2)	Mr. Pyszczymuka was not a NEO for the fiscal year ended June 30, 2022; accordingly, his compensation for fiscal 2022 is not included in the Summary Compensation Table.

Our NEOs are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. NEOs are reimbursed for business expenses directly related to our business activities, such as travel, primarily for business development as we grow and expand our product lines. On average, each NEO incurs between $1,000 to $3,000 of out-of-pocket business expenses each month. The executive management team meets weekly and determines which activities they will work on based upon what is determined to be the most beneficial to the Company and our stockholders. No interest is paid on amounts reimbursed to the NEOs.

Outstanding Equity Awards at Fiscal Year-End

The following table lists all of the outstanding stock awards held as of June 30, 2023, for each of the following NEOs:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Unites of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Joshua R. Disbrow	375	125	$290.00	6/8/2030	37	$59
Chairman and Chief Executive Officer	—	—	$—	—	2,227	$3,563
	—	—	$—	—	13,334	$21,334
	—	—	$—	—	563	$901
	—	—	$—	—	2	$3

Mark K. Oki	—	—	$—	—	2,917	$4,667
Chief Financial Officer, Corporate Secretary and Treasurer

Greg Pyszczymuka	—	7,031	$4.00	10/1/2032	3,335	$5,336
Chief Commercial Officer

(1)	Based on $1.60 per share which was the closing price of our common stock on Nasdaq on June 30, 2023, the last trading day of that fiscal year.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC defined Compensation Actually Paid (“CAP”) to our NEOs and certain of our financial performance metrics during the fiscal years listed below.

The table below presents information on the CAP to our principal executive officer (“PEO”), and to our other NEOs in comparison to certain performance metrics for the fiscal years ended June 30, 2023 and 2022. The SEC defined CAP data set forth in the table below does not reflect amounts actually paid, earned or received by our NEOs, and the metrics are not those that the Compensation Committee uses when setting executive compensation. Per SEC rules, CAP is calculated by adjusting the Summary Compensation Table (“SCT”) Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Loss (in millions)
2023	$590,000	$273,846	$184,279	$(12,749)	$1.60	$(17.1)
2022	$—	$(3,393,544)	$—	$69,000	$13.77	$(108.8)

(1)	The PEO for both fiscal 2023 and 2022 was our Chairman and Chief Executive Officer, Joshua R. Disbrow.
(2)

Non-PEO NEOs reflects the average Summary Compensation Table total compensation and average Compensation Actually Paid for Mark K. Oki and Greg Pyszczymuka for fiscal 2023 and Mark K. Oki for fiscal 2022.

(3)	Deductions from, and additions to, total compensation in the Summary Compensation Table by fiscal year to calculate CAP include:

	Year Ended June 30, 2023		Year Ended June 30, 2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$590,000	$184,279	$—	$—

Adjustments for Equity Awards:
Adjustment for grant date values in the Summary Compensation Table	—	(135,000)	—	—
Year-end fair value of unvested awards granted in the current year	—	2,943	—	69,000
Fair values at vest date for awards granted and vested in the current year	—	—	—	—
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(197,189)	(38,137)	(2,597,098)	—
Difference in fair values between prior year-end fair values and vest-date fair values for awards granted in prior years	(118,965)	(26,834)	(796,446)	—
Total adjustments for equity awards	(316,154)	(197,028)	(3,393,544)	69,000
Compensation Actually Paid	$273,846	$(12,749)	$(3,393,544)	$69,000

The graphs below illustrate the relationship during fiscal 2022 to fiscal 2023 of the CAP for our PEO and the average CAP for our other NEOs as calculated pursuant to SEC rules to (i) our total shareholder return (“TSR”) and (ii) our net loss (each as set forth in the table above). We do not utilize TSR or net loss in our executive compensation program; however, we do utilize other performance measures to align executive compensation with the Company’s performance. See the “Executive Compensation - Executive Compensation Program Objectives” section of this proxy statement for a description of the elements of compensation for our NEOs, including a description of the performance-based cash bonus component of our executive's compensation, which is designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. In addition, a significant portion of our executive's compensation is delivered through equity awards in the form of stock options and restricted stock units. These equity awards are intended to align the interests of our executives with stockholders and to incentive and reward executives for stock price appreciation.

Compensation Actually Paid versus TSR
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
$(1,500,000)
$(2,000,000)
$(2,500,000)
$(3,000,000)
Compensation
2022
2023
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
TSR
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Value of $100 Invested at 6/30/2021

Compensation Actually Paid versus Net Loss
$1,000,000
$500,000
$-
$(500,000)
$(1,000,000)
$(1,500,000)
$(2,000,000)
$(2,500,000)
$(3,000,000)
Compensation
2022
2023
$-
$(20.0)
$(40.0)
$(60.0)
$(80.0)
$(100.0)
$(120.0)
Net Loss ($M)
PEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Loss ($M)

Employment Agreements

Joshua R. Disbrow Agreement

The Company entered into an employment agreement with Mr. Disbrow effective April 16, 2015 (the “Initial Disbrow Agreement”), in connection with his employment as Chief Executive Officer. On February 13, 2023, we entered into an amended and restated employment agreement with Mr. Disbrow. The agreement supersedes the Initial Disbrow Agreement and any prior employment agreements or amendments with the Company. The agreement was amended to: (i) provide for one-year employment terms with auto-renewal; (ii) modify the acceleration provision in connection with a change of control such that Mr. Disbrow would need to be terminated within 12 months following a change of control for “Cause” or resign for “Good Reason;” and (iii) provide associated changes to the “Cause” definition to (a) change material misconduct in connection with his employment to willful malfeasance or willful misconduct; and (b) change material breach of the employment agreement to willful and deliberate breach.

Mark K. Oki Agreement

On January 17, 2022, Mr. Oki was appointed as our Chief Financial Officer pursuant to an employment agreement effective January 17, 2022 (the “Initial Oki Agreement”). On February 13, 2023, we entered into an amended and restated employment agreement with Mr. Oki. The agreement supersedes the Initial Oki Agreement and any prior employment agreements with the Company. The agreement was amended to: (i) modify the equity acceleration provision to conform to Mr. Disbrow’s agreement relating to the equity awards referenced and acceleration language; and (ii) provide associated changes to the “Cause” definition to (a) change material misconduct in connection with his other agreements with the Company to willful malfeasance or willful misconduct; (b) make conforming changes related to Mr. Oki’s unintended but material breach of the agreement instead of a material and repeated breach; and (c) change gross negligence in connection with his employment to willful malfeasance.

Greg Pyszczymuka Agreement

On March 21, 2023, we entered into an amended and restated employment agreement with Mr. Pyszczymuka. The agreement supersedes any prior employment agreements with the Company. The agreement was amended to: (i) modify the equity acceleration provision to conform to Mr. Disbrow’s agreement relating to the equity awards referenced and acceleration language; and (ii) provide associated changes to the “Cause” definition to (a) change material misconduct in connection with his other agreements with the Company, to willful malfeasance or willful misconduct; (b) make conforming changes related to Mr. Pyszczymuka’s unintended but material breach of the agreement, instead of a material and repeated breach; and (c) change gross negligence in connection with his employment to willful malfeasance.

Payments Provided Upon Termination for Good Reason or Without Cause

Pursuant to the employment agreements, in the event employment is terminated without Cause by us or the officer terminates his employment with Good Reason, we will be obligated to pay him any accrued compensation and, in the case of Mr. Disbrow, (i) a lump sum payment equal to two and one half (2.5) times his base salary in effect at the date of termination; (ii) continued participation in the health and welfare plans for up to two years; and (iii) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year. Messrs. Oki and Pyszczymuka shall receive, (i) a payment equal to his base salary in effect at the date of termination; (ii) immediate vesting of all stock-based awards; (iii) continued participation in the health and welfare plans for up to 12 months; and (iv) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year.

“Cause” means (i) willful malfeasance or willful misconduct in connection with his employment; (ii) conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; (iii) willful and deliberate violation of a Company policy, (iv) unintended but material breach of any written policy applicable to all employees adopted by the Company which is not cured to the reasonable satisfaction of the Board of Directors within 30 business days after notice thereof; (v) the unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party as to which the officer owes an obligation of nondisclosure as a result of the officer’s relationship with the Company, or (vi) the willful and deliberate breach of the employment agreement.

“Good Reason” means (i) there is a material reduction of the level compensation (excluding any bonuses) except where there is a general reduction applicable to the management team generally; (ii) there is a material reduction in overall responsibilities or authority, or scope of duties; or (iii) without the officer’s written consent, a material change in the principal geographic location at which the officer must perform his services (it being understood that the relocation of the officer to a facility or a location within 40 miles of the State Capitol Building in Denver, Colorado shall not be deemed material for purposes of the employment agreements).

Payments Provided Upon a Change in Control

In the event the NEO’s employment is terminated within 12 months of a Change in Control of us, all stock options, restricted stock, and other stock-based grants granted or may be granted in the future by us to the NEO will immediately vest and become exercisable. In addition, Mr. Disbrow shall be paid a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year. In addition, Mr. Oki shall receive (i) a payment equal to his base salary in effect at the date of the Change in Control; (ii) continued participation in the health and welfare plans for up to 12 months; and (iii) a pro-rata amount of the target bonus determined by the percentage of time he was employed during the fiscal year.

“Change in Control” means: the occurrence of any of the following events:

●	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; or

●

a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; or

●	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or

●

any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 29, 2024, for:

●	each beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors and NEOs; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common stock that can be acquired within 60 days of April 29, 2024. The percentage ownership information shown in the table is based upon 5,568,075 shares of common stock outstanding as of April 29, 2024.

Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are immediately exercisable or exercisable within 60 days of April 29, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The information in the tables below is based on information known to us or ascertained by us from public filings made by the stockholders. Except as otherwise indicated in the table below, addresses of the director, executive officers and named beneficial owners are in care of Aytu BioPharma, Inc., 7900 E. Union Avenue, Suite 920, Denver, Colorado 80237.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
	Owned	Owned
5% or more Beneficial Owners
Nantahala Capital Management, LLC (1)	1,086,812	19.70%
Stonepine Capital Management, LLC (2)	565,484	9.99%

Non-employee Directors
John A. Donofrio, Jr. (3)	2,462	*
Carl C. Dockery (4)	9,902	*
Abhinav “Abi” Jain (5)	8,000	*
Vivian H. Liu (6)	8,325	*
Named Executive Officers
Joshua R. Disbrow (7)	72,091	1.29%
Mark K. Oki (8)	9,500	*
Greg Pyszczymuka (9)	26,674	*
All directors and executive officers as a group, including those named above (eight persons) (10)	154,307	2.77%

*	Represents beneficial ownership of less than 1%.
(1)	The number of shares is based on a Form 13D/A filed by Nantahala Capital Management, LLC (“Nantahala”) with the SEC on June 16, 2023. Based on such filing, Nantahala are deemed to have the voting and dispositive power with respect to 1,086,812 shares of common stock. Nantahala have their principal business office at 130 Main Street, 2nd Floor, Nan Canaan, CT 06840.
(2)

The number of shares is based on a Form 13G/A filed by Stonepine Capital Management, LLC (“Stonepine”) with the SEC on February 13, 2024. Based on such filing, Stonepine are deemed to have the voting and dispositive power with respect to 565,484 shares of common stock. Stonepine have their principal business office at 919 NW Bond Street, Suite 204, Bend, OR 97703.

(3)	Consists of (i) 2,262 unvested restricted shares and (ii) 200 shares of common stock issuable upon the exercise of vested options.
(4)

Consists of (i) 7,390 shares of common stock, (ii) 2,262 unvested restricted shares, (iii) 200 shares of common stock issuable upon the exercise of vested options, and (iv) 50 shares of common stock held by Alpha Venture Capital Partners, L.P. Mr. Dockery is the President of the general partner of Alpha Venture Capital Partners, L.P. and therefore may be deemed to beneficially own the shares beneficially owned by Alpha Venture Capital Partners, L.P.

(5)	Consists of 8,000 unvested restricted shares.
(6)	Consists of (i) 2,356 shares of common stock and (ii) 5,969 unvested restricted shares.
(7)	Consists of (i) 69,184 shares of common stock, (ii) 2,407 unvested restricted shares, and (iii) 500 shares of common stock issuable upon the exercise of vested options. Does not include 116 shares of common stock held by an irrevocable trust for estate planning in which Mr. Disbrow is a beneficiary. Mr. Disbrow does not have or share investment control over the shares held by the trust, Mr. Disbrow is not the trustee of the trust (nor is any member of Mr. Disbrow’s immediate family) and Mr. Disbrow does not have or share the power to revoke the trust. As such, under Rule 16a 8(b) and related rules, Mr. Disbrow does not have beneficial ownership over the shares purchased and held by the trust.
(8)	Consists of (i) 8,249 shares of common stock and (ii) 1,251 shares of unvested restricted shares.
(9)	Consists of (i) 22,142 shares of common stock, (ii) 626 shares of unvested restricted shares, and (iii) 3,906 shares of common stock issuable upon the exercise of vested options.
(10)	In addition to the above stated for directors and officers, includes (i) 9,248 shares of common stock, and (ii) 3,548 shares of unvested restricted shares, and (iii) 4,557 shares of common stock issuable upon the exercise of vested options.

RELATED PARTY TRANSACTIONS

We describe below all transactions and series of similar transactions, other than compensation arrangements, during the last three fiscal years, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Jarrett T. Disbrow, the brother of Joshua R. Disbrow, our Chairman and Chief Executive Officer, is employed by us as Chief Business Officer and President, Consumer Health. His total annual salary and other cash compensation was approximately $427,000, which consists of $365,000 base salary and a $62,000 cash bonus during the fiscal year ended June 30, 2023, and he also receives benefits consistent with other employees serving in the same capacity.

Review, Approval or Ratification of Transactions with Related Persons

Effective upon its adoption in July 2016, pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties. Our policies and procedures for review and approval of transactions with related persons are in writing in our Code of Business Conduct and Ethics available on our website at https://www.aytubio.com under the “Investors—Corporate Governance” section.

Prior to the adoption of the Audit Committee Charter, and due to the small size of the Company, we did not have a formal written policy regarding the review of related party transactions, and relied on our Board of Directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviewed any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 7900 E. Union Avenue, Suite 920, Denver, Colorado 80237. The Corporate Secretary will forward all such communications to the addressee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Under our bylaws, stockholder proposals to be considered at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”)  must be received by our Corporate Secretary at our principal executive offices by the 10th day following the date on which the date of the 2025 Annual Meeting is first publicly announced or disclosed by us.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for our 2025 Annual Meeting, it must be delivered to our Corporate Secretary at our principal executive offices no later than 120 days prior to the Anniversary Date. Provided, however, that if the date of the 2025 Annual Meeting is more than 30 days before or after the Anniversary Date, notice by the stockholder must be delivered within a reasonable time before we begin to print and send our proxy materials. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act.

Stockholders who intend to solicit proxies for the 2025 Annual Meeting in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-9 promulgated under the Exchange Act and our bylaws no later than the 10th day following the date on which the date of the 2025 Annual Meeting is first publicly announced or disclosed by us.

Stockholder proposals and notices should be mailed to Corporate Secretary, Aytu BioPharma, Inc., 7900 E. Avenue, Suite 920, Denver, Colorado 80237.

COSTS OF PROXY SOLICITATION

Our directors, officers and employees may solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of the Notice of Internet Availability or proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability or proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of the Notice of Internet Availability or proxy materials by contacting us either by calling (720) 437-6580 or by mailing a request to Corporate Secretary, Aytu BioPharma, Inc., 7900 E. Avenue, Suite 920, Denver, Colorado 80237. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

NOTICE AND ACCESS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting held on June 26, 2024:

The notice of Annual Meeting, this proxy statement and the annual report are available at https://materials.proxyvote.com/054754

We are furnishing the proxy materials to a number of our stockholders under the SEC’s notice and access rules. Stockholders may also receive printed copies of each of these documents without charge by contacting us by mail at Corporate Secretary, Aytu BioPharma, Inc., 7900 E. Union Avenue, Suite 920, Denver, Colorado 80237. Please include your contact information with the request.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern time on June 25, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern time on June 25, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive your proxy card by 11:59 p.m. Eastern time on June 25, 2024.

VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS
You may attend the meeting and vote during the meeting. To attend the meeting go to the "Attend a Meeting" link at www.proxyvote.com. If you attend the meeting, please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote your shares.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47922-P06003 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AYTU BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following:

1. The election as director of the nominees listed below.

Nominees:	For	Withhold
1a. Joshua R. Disbrow	☐	☐
1b. John A. Donofrio, Jr.	☐	☐
1c. Carl C. Dockery	☐	☐
1d. Abhinav "Abi" Jain	☐	☐
1e. Vivian H. Liu	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V47923-P06003

AYTU BIOPHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2024, AT 10:00 A.M. MOUNTAIN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joshua R. Disbrow and Mark K. Oki as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of common stock of Aytu BioPharma, Inc. held of record by the undersigned on April 29, 2024, at the annual meeting of stockholders to be held at the offices of Dorsey & Whitney LLP at 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 on June 26, 2024, at 10:00 a.m. Mountain time or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side